Exhibit 10.26
                         AMENDMENT TO AGREEMENT BETWEEN
                           DIGITAL TELEPORT, INC., AND
                         PIRELLI CABLES AND SYSTEMS LLC


This Amendment ("Amendment") by and between Pirelli Cables and Systems LLC ("Pirelli") and Digital Teleports, Inc. ("DTI"), is made and entered into effective as of June 25, 2000, and amends the Agreement dated as of June 26, 1998, between the parties (the "Agreement"), and supersedes any conflicting provision within such Agreement.

     1. The parties agree to a one (1) year renewal of the Agreement, commencing on June 26, 2000 (the "Renewal Term").

     2. The prices in effect on the date of this Amendment shall remain in effect for the Renewal Term.

     3. Pirelli shall ship product on Non-Returnable Wooden Reels. DTI shall hold Pirelli harmless regarding any liability due to losses incurred as a result of cable creep.

     4. The parties further agree that the December 15, 1998 letter agreement (the "BOC Deal") does not apply to delivery of products after June 26, 2000.

     5. Except as provided for herein, all of the terms and conditions of the Agreement remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date and year first above written.


Pirelli Cables and Systems LLC                     Digital Teleport, Inc.


By: /s/ Raymond L. Robinson                        By:  /s/ Richard D. Weinstein
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Name  Raymond L. Robinson                          Name   Richard D. Weinstein
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Title  President, Communications Div.              Title  President
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